EXECUTION VERSION

AMENDMENT NO. 1

TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 22, 2023, by and among NELNET, INC. (the “Borrower”), the Lenders (as defined in the Credit Agreement defined below) signatory hereto and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein but not now defined herein shall have the meaning given such terms in the Credit Agreement (as defined below).
W I T N E S S E T H
        WHEREAS, the Borrower, the Lenders and the Agent are party to that certain Third Amended and Restated Credit Agreement, dated as of September 22, 2021 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”); and
        WHEREAS, the Borrower, the Agent and the Lenders party hereto have agreed to make certain modifications to the Credit Agreement as more fully set forth herein;
        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)    The Credit Agreement, including the Pricing Schedule, Exhibit A and Exhibit C attached thereto, shall be amended as set forth in the marked terms on Annex I hereto. In Annex I hereto, deletions of text in the Credit Agreement are indicated by struck-through text (indicated in the same manner as the following example: ~~stricken text~~) and insertions of text are indicated by bold, underlined text (indicated in the same manner as the following example: underlined text). For the avoidance of doubt, none of the Schedules or Exhibits to the Credit Agreement not specifically identified in the first sentence of this paragraph shall be modified pursuant to this Amendment (but may be included in Annex I solely for reference).
(b)    Notwithstanding anything to the contrary contained in this Amendment, the Credit Agreement or in any other Loan Document, all “Eurodollar Loans” outstanding as of the Amendment No. 1 Effective Date shall continue to accrue interest based on the “Adjusted LIBO Rate” applicable pursuant to the terms of the Credit Agreement as in effect immediately prior to giving effect to this Amendment solely until the expiration of the current “Interest Period” (as defined in the Credit Agreement as in effect immediately prior to giving effect to this Amendment) applicable thereto (at which time such Eurodollar Loans may be reborrowed as or converted to ABR Borrowings or Term SOFR Borrowings in accordance with Section 2.05 of the Credit Agreement, as amended by this Amendment); provided, however, that from and after the Amendment No. 1 Effective Date, the Applicable Margin to be applied to any such Eurodollar Loans shall be the Term SOFR Margin.
SECTION 2.    Conditions of Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment No. 1 Effective Date”) when, and only when, the Agent shall have received:
(a)    an executed counterpart of this Amendment from the Borrower, each Lender and the Agent; and
(b)    a fully executed copy of the Consent and Reaffirmation, dated as of the date hereof, by each Guarantor in the form of Annex II attached hereto; and
(c)    payment by the Borrower of all fees and other amounts due and payable on or prior to the Amendment No. 1 Effective Date.
SECTION 3.    Representations and Warranties. The Borrower hereby represents and warrants as follows as of the Amendment No. 1 Effective Date:
    (a)    This Amendment and the Credit Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such party enforceable against such party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
    (b)    As of the date hereof, and giving effect to the terms of this Amendment, there exists no Default or Event of Default and no Event of Fraud, and the representations and warranties contained in Article III of the Credit Agreement, as amended hereby, are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
SECTION 4.    Reference to and the Effect on the Credit Agreement.
(a)    On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference to the Credit Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended hereby.
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(b)    Each of the parties hereto hereby agrees that, except as specifically amended above, the Credit Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments or agreements executed and/or delivered in connection therewith.
(d)    Neither the execution, delivery and acceptance of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or Obligations under the Credit Agreement or to pay, extinguish, release, satisfy or discharge (a) the Obligations under the Credit Agreement or (b) the liability of any Loan Party under the Credit Agreement or the other Loan Documents executed and delivered in connection therewith or any Obligations or other obligations evidenced thereby.
(e)    This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
SECTION 5.    Headings. Section headings in this Amendment are included herein for convenience only and shall not constitute a part of this Amendment for any other purpose.
SECTION 6.    Execution in Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart to this Amendment by facsimile, electronic mail, portable document format (PDF) or similar means shall be effective as delivery of an original executed counterpart of this Amendment. The provisions set forth in Section 9.06 of the Credit Agreement are hereby incorporated, mutatis mutandis.
SECTION 7.    Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent (including, without limitation, the reasonable fees, charges and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.
SECTION 8.    Severability.    Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.    Successors. The provisions of this Amendment shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns.
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SECTION 10.    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The provisions set forth in Sections 9.09 and 9.10 of the Credit Agreement are hereby incorporated, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date and year first above written.

NELNET, INC. By: /s/ JIM KRUGER Name: Jim Kruger Title: Treasurer

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Agent and a Lender

By: /s/ ROBERT BALFANY Name: Robert Balfany Title: Sr Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL
                            ASSOCIATION, as a Lender

                            By: /s/ PAUL J. JOHNSON
                            Name:    Paul J. Johnson
Title: Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

ROYAL BANK OF CANADA,
                            as a Lender

                            By: /s/ SCOTT UMBS
                            Name: Scott Umbs
Title: Authorized Signatory

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

CITIBANK, N.A.
                            as a Lender

                            By: /s/ MARINA DONSKAYA
                            Name:    Marina Donskaya
Title: Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

FIRST NATIONAL BANK OF OMAHA,
                            as a Lender

                            By: /s/ JOSH TRESEMER
                            Name:    Josh Tresemer
Title: Sr. Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

BANK OF MONTREAL,
                            as a Lender

                            By: /s/ KAREN LOUIE
                        Name: Karen Louie
Title: Managing Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

BOKF, N.A., dba BOK Financial,
                            as a Lender

                            By: /s/ SARA E. LANCASTER
                        Name: Sara E. Lancaster
Title: Senior Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

ANNEX I

AMENDED CREDIT AGREEMENT

[Attached]

ANNEX I
~~EXECUTION VERSION~~

Deal CUSIP 64031YAC8 Revolving Loan CUSIP 64031YAD6
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
DATED AS OF September 22, 2021
AND AMENDED AS OF June 22, 2023

AMONG
NELNET, INC.
THE LENDERS PARTY HERETO,
U.S. BANK NATIONAL ASSOCIATION
AS ADMINISTRATIVE AGENT,
WELLS FARGO BANK, NATIONAL ASSOCIATION
AS SYNDICATION AGENT,
ROYAL BANK OF CANADA
AS DOCUMENTATION AGENT,
AND
U.S. BANK NATIONAL ASSOCIATION AND
WELLS FARGO SECURITIES, LLC
AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS    1
SECTION 1.01    Defined Terms    1
SECTION 1.02    Classification of Loans and Borrowings    ~~29~~28
SECTION 1.03    Terms Generally    ~~29~~28
SECTION 1.04    Accounting Terms; GAAP    ~~29~~28
SECTION 1.05    Divisions    ~~30~~28
SECTION 1.06    ~~LIBOR~~Term SOFR Notification    ~~30~~29
ARTICLE II
THE CREDITS    ~~30~~29
SECTION 2.01    Commitments; Revolving Loans and Borrowings    ~~30~~29
SECTION 2.02    Swing Line Loans    ~~31~~30
SECTION 2.03    Requests for Borrowings    ~~32~~31
SECTION 2.04    Funding of Borrowings    ~~33~~32
SECTION 2.05    Interest Elections    33
SECTION 2.06    Termination and Reduction of Commitments    ~~35~~34
SECTION 2.07    Repayment of Loans; Evidence of Debt    ~~35~~34
SECTION 2.08    Prepayment of Loans    ~~36~~35
SECTION 2.09    Fees    ~~36~~35
SECTION 2.10    Interest    ~~37~~36
SECTION 2.11    Alternate Rate of Interest    ~~37~~36
SECTION 2.12    Increased Costs    ~~40~~39
SECTION 2.13    Break Funding Payments    ~~40~~39
SECTION 2.14    Taxes    ~~41~~40
SECTION 2.15    Payments Generally; Pro Rata Treatment; Sharing of Set-Offs    ~~44~~43
SECTION 2.16    Mitigation Obligations; Replacement of Lenders    ~~46~~45
SECTION 2.17    Increased Commitments; Additional Lenders    ~~46~~45
SECTION 2.18    Defaulting Lenders    ~~47~~46
ARTICLE III
REPRESENTATIONS AND WARRANTIES    ~~49~~48
SECTION 3.01    Organization; Powers    ~~49~~48
SECTION 3.02    Authorization; Enforceability    ~~49~~48
SECTION 3.03    Governmental Approvals; No Conflicts    ~~49~~48
SECTION 3.04    Financial Condition; No Material Adverse Change    ~~49~~48
SECTION 3.05    Properties    ~~50~~49
SECTION 3.06    Litigation and Environmental Matters    ~~50~~49
SECTION 3.07    Compliance With Laws and Agreements    ~~50~~49
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SECTION 3.08    Investment and Holding Company Status    ~~50~~49
SECTION 3.09    Taxes    ~~50~~49
SECTION 3.10    ERISA    ~~51~~50
SECTION 3.11    Disclosure    ~~51~~50
SECTION 3.12    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws    ~~51~~50
SECTION 3.13    Regulation U    ~~51~~50
ARTICLE IV
CONDITIONS    ~~51~~50
SECTION 4.01    Effective Date    ~~52~~51
SECTION 4.02    Each Borrowing    ~~53~~52
ARTICLE V
AFFIRMATIVE COVENANTS    ~~53~~52
SECTION 5.01    Financial Statements; Ratings Change and Other Information    ~~53~~52
SECTION 5.02    Notices of Material Events    ~~55~~54
SECTION 5.03    Existence; Conduct of Business    ~~55~~54
SECTION 5.04    Payment of Obligations    ~~56~~55
SECTION 5.05    Maintenance of Properties; Insurance    ~~56~~55
SECTION 5.06    Books and Records; Inspection Rights    ~~56~~55
SECTION 5.07    Compliance With Laws    ~~56~~55
SECTION 5.08    Use of Proceeds    ~~56~~55
SECTION 5.09    Guarantors    ~~57~~56
SECTION 5.10    Dividends    ~~57~~56
SECTION 5.11    Anti-Money Laundering Compliance    ~~57~~56
SECTION 5.12    Capitalization of Chartered Bank Subsidiary    ~~57~~56
ARTICLE VI
NEGATIVE COVENANTS    ~~57~~56
SECTION 6.01    Recourse Indebtedness    ~~58~~57
SECTION 6.02    Liens    ~~58~~57
SECTION 6.03    Fundamental Changes    ~~60~~59
SECTION 6.04    Sale of Assets    ~~60~~59
SECTION 6.05    Minimum Consolidated Net Worth    ~~61~~60
SECTION 6.06    Investments    ~~61~~60
SECTION 6.07    Acquisitions    ~~62~~61
SECTION 6.08    Restricted Payments    ~~62~~61
SECTION 6.09    Recourse Leverage Ratio    ~~62~~61
SECTION 6.10    Non-FFELP Loans    ~~62~~61
ARTICLE VII
EVENTS OF DEFAULT AND EVENTS OF FRAUD    ~~63~~62
SECTION 7.01    Events of Default    ~~63~~62

SECTION 7.02    Events of Fraud    ~~65~~64
ARTICLE VIII
THE ADMINISTRATIVE AGENT    ~~65~~64
ARTICLE IX
MISCELLANEOUS    ~~68~~67
SECTION 9.01    Notices    68
SECTION 9.02    Waivers; Amendments    ~~69~~68
SECTION 9.03    Expenses; Indemnity; Damage Waiver    ~~70~~69
SECTION 9.04    Successors and Assigns    ~~71~~70
SECTION 9.05    Survival    ~~74~~73
SECTION 9.06    Counterparts; Integration; Effectiveness    ~~74~~73
SECTION 9.07    Severability    74
SECTION 9.08    Right of Setoff    74
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process    ~~75~~74
SECTION 9.10    WAIVER OF JURY TRIAL    75
SECTION 9.11    Headings    ~~76~~75
SECTION 9.12    Confidentiality    ~~76~~75
SECTION 9.13    USA Patriot Act    76
SECTION 9.14    Amendment and Restatement; Departing Lenders    76
SECTION 9.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~77~~76
SECTION 9.16    Acknowledgement Regarding Any Supported QFCs    ~~78~~77
SECTION 9.17    Erroneous Payments    ~~78~~77

SCHEDULES:
Commitment Schedule
Pricing Schedule
Schedule 1.01A – Excluded Capital Lease Obligations
Schedule 1.01B – Guarantors
Schedule 3.06 – Disclosed Matters
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.06 – Existing Investments
EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Opinion of Borrower’s Counsel
Exhibit C – Form of Compliance Certificate
Exhibit D – Form of Note
Exhibit E – List of Closing Documents

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) dated as of September 22, 2021 and amended as of June 22, 2023, is among NELNET, INC., the LENDERS party hereto, U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, ROYAL BANK OF CANADA, as Documentation Agent and U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Joint Book Runners.
The parties hereto agree as follows:
PRELIMINARY STATEMENT
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety.
NOW, THEREFORE, in consideration of the mutual covenants herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto acknowledge that the Existing Credit Agreement is hereby amended and restated in its entirety as of the date hereof as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Margin” has the meaning set forth in the Pricing Schedule.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going-concern business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Adjusted Daily Term SOFR Screen Rate” means, with respect to any Daily Term SOFR Loan, an interest rate per annum equal to the greater of (a) zero and (b) the sum of (i) the Daily Term SOFR Screen Rate plus (ii) the SOFR Adjustment.
“Adjusted EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Corporate Debt Interest, (ii) expense for taxes paid in cash or accrued, (iii) depreciation, (iv) amortization (including loan premiums/discounts and deferred origination costs), (v) unusual and non-recurring non-cash expenses, charges or losses incurred other than in the ordinary course of business (including the write-off of goodwill), (vi) non-cash expenses related to stock based compensation, (vii) the unrealized derivatives market value adjustment for such period (if negative), ~~and~~ (viii) ~~the~~proceeds (if any) realized on termination of derivative instruments and (ix) the unrealized foreign currency transaction adjustment related to the remeasurement of foreign currency denominated debt for such period (if negative), minus, to the extent included in Consolidated Net Income, (1) unusual and non-recurring income or gains realized other than in the ordinary course of business, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clauses (v) or (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred, (4) the amount of variable-rate floor income during such period, (5) the unrealized derivatives market value adjustment for such period (if positive) ~~and~~, (6) payments (if any) for termination of derivative instruments and (7) the unrealized foreign currency translation adjustment related to the remeasurement of foreign currency denominated debt for such period (if positive). Notwithstanding the foregoing, the Chartered Bank Subsidiary shall be excluded from “Adjusted EBITDA” in all respects.
“Adjusted ~~LIBO~~Term SOFR Screen Rate” means, with respect to any ~~Eurodollar~~Term SOFR Borrowing for any Interest Period, an interest rate per annum equal to ~~(a) the LIBO~~ the greater of (a) zero and (b) the sum of (i) the Term SOFR Screen Rate for such Interest Period ~~multiplied by~~, plus (~~b~~ii) the ~~Statutory Reserve Rate~~SOFR Adjustment.
“Administrative Agent” means U.S. Bank National Association, in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Agreement” means this Credit Agreement, including the Schedules and Exhibits thereto, as the same may be amended from time to time after the date hereof.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) 0.00%, (b) the Prime Rate in effect on such day, (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (d) the Adjusted ~~LIBO Rate~~Term SOFR Screen Rate (without giving effect to the Term SOFR Margin) for a one month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Screen Rate for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day), plus 1% per annum~~); provided that the Adjusted LIBO Rate for such day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. London time on such day~~. Any change in the Alternate Base Rate due to a change in the Prime Rate ~~or~~, the Federal Funds Effective Rate or the Adjusted Term SOFR Screen Rate shall be effective from and including the effective date of such change in the Prime Rate ~~or~~, the Federal Funds Effective Rate or the Adjusted Term SOFR Screen Rate, respectively. If the Alternate Base Rate is being used when ~~Eurodollar~~Term SOFR Borrowings are unavailable pursuant to Section 2.05(e) or Section 2.11, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Borrower and its Subsidiaries.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark ~~or~~ that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, ~~that is or may be used for determining the length of an Interest Period~~ pursuant to this Agreement as of such date ~~and not including, for the avoidance of doubt, any tenor for such~~

~~Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (v) of Section 2.11(b)~~.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, in the ~~LIBO~~ case of Term SOFR Borrowings, the Term SOFR Screen Rate and in the case of Daily Term SOFR Loans, the Daily Term SOFR Screen Rate; provided that if a ~~Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Eurocurrency Base Rate or the then-current Benchmark~~replacement of the Benchmark has occurred pursuant to Section 2.11(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 2.11(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
(1)    ~~(2)~~ the sum of: (a) Daily Simple SOFR and (b) ~~the related Benchmark Replacement Adjustment~~0.10%; or
(2)    ~~(3)~~ the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment~~;~~.
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding  anything to the contrary in this Agreement or  in  any other Loan Document,  upon the~~

~~occurrence of a  Term SOFR  Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be  the sum of (a) Term SOFR  and  (b) the  related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above)].~~ If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) of the definition of “Benchmark Replacement” for any applicable Interest Period and Available Tenor ~~for any setting of such Unadjusted Benchmark Replacement:~~
~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)~~ for ~~purposes of clause (3) of the definition of~~any setting of such “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities~~;~~.
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Borrowing”~~, “Eurodollar” and “Eurodollar~~ and “Term SOFR Borrowing,” the definition of “Daily Term SOFR Borrowing”, the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Daily Term SOFR Loan,” the definition of “Term SOFR Loan”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~ on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
~~(3) in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such Term SOFR Notice from the Borrower; or~~
~~(4) in the case of an Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by ~~the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)~~any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark ~~for all purposes hereunder and under any Loan Document~~ in accordance with Section 2.11(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark ~~for all purposes hereunder and under any Loan Document~~ in accordance with Section 2.11(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Nelnet, Inc., a Nebraska corporation.
“Borrower’s Line of Business” means any business conducted by the Borrower or any of its Subsidiaries on the Effective Date, and any business reasonably related or incidental thereto, including but not limited to, businesses reasonably related to education services, student loans (which, for the avoidance of doubt, shall include the Portfolio Transactions), consumer loans, payment processing, loan servicing, guarantee servicing, investment management, software development and advanced telecommunications, as well as any business approved by the Required Lenders; provided, that solely with respect to the Chartered Bank Subsidiary, “Borrower’s Line of Business” shall also include all business, activities and operations permitted with respect to a financial institution under applicable law, regulation, rule, guideline or directive of Governmental Authority, including without limitation, the business of accepting and safeguarding monetary deposits and lending money.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with ~~a Eurodollar Loan~~SOFR, the Term SOFR Screen Rate or the Daily Term SOFR Screen Rate, the term “Business Day” ~~shall also exclude~~excludes any day on which ~~banks are not open for dealings in dollar deposits in the London interbank market.~~the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“CALMA” means a Capital and Liquidity Maintenance Agreement or similar agreement between the Borrower and certain regulators of the Chartered Bank Subsidiary.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under

GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that those agreements identified on Schedule 1.01A hereto shall not constitute Capital Lease Obligations hereunder.
“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000, and (v) investments in the Short Term Federal Investment Trust for which Union Bank and Trust Company serves as trustee and invests in assets such as FFELP Loans; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Existing Control Persons, of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, but only if at the time the Existing Control Persons do not beneficially own Equity Interests representing a majority in voting power of all issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group (other than the Existing Control Persons).
“Change in Law” means the occurrence, on or after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Chartered Bank Liquidity Investment” means any loan or similar capital provided by the Borrower to the Chartered Bank Subsidiary to maintain regulatory capital levels (x) pursuant to a CALMA or (y) in the form of a required deposit at the Chartered Bank Subsidiary pursuant to a CALMA committed deposit agreement or similar arrangement.

“Chartered Bank Subsidiary” means a Federal Deposit Insurance Corporation insured depository institution chartered under state or federal law, with respect to which the Borrower or any of its Subsidiaries owns 25% or more of the equity thereof or otherwise controls such entity under applicable banking law.

“Chartered Bank Subsidiary Formation” means the acquisition or formation of the Chartered Bank Subsidiary, provided that, (a) as of the date of the consummation of such acquisition or formation, no Default or Event of Default shall have occurred and be continuing or would result from such acquisition or formation, (b) if an acquisition, such acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such acquisition (excluding the exercise of appraisal rights) shall be pending or, to the Borrower’s knowledge, threatened by any shareholder or director of the seller or entity to be acquired, (c) as of the date of the consummation of such acquisition or formation, all material approvals required to have been obtained as of such date in connection therewith shall have been obtained, and (d) the Borrower shall have furnished to the Administrative Agent a certificate demonstrating in reasonable detail pro forma compliance with the financial covenants contained in Section 6.05 and Section 6.09 for the four (4) fiscal quarter period most recently ended prior to the date of such acquisition or formation, in each case, calculated as if such acquisition or formation, including the consideration therefor, had been consummated on the first day of such period, and immediately following consummation of the acquisition or formation, the Borrower has unencumbered cash plus unencumbered Cash Equivalent Investments plus unused availability under this Agreement the sum of which, in the aggregate, is not less than $50,000,000.

“Chartered Bank Liquidity Investment” means any loan or similar capital provided by the Borrower to the Chartered Bank Subsidiary to maintain regulatory capital levels pursuant to a Capital and Liquidity Maintenance Agreement or similar agreement between the Borrower and certain regulators of the Chartered Bank Subsidiary.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments at the Effective Date is $495,000,000.
“Commitment Schedule” means the Commitment Schedule attached hereto.
“Consolidated Net Income” means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, PLUS to the extent deducted in determining such net income, the derivatives market value adjustment for such period (if negative) and MINUS to the extent added in determining such net income, the derivatives market value adjustment for such period (if positive). Notwithstanding the foregoing, the Chartered Bank Subsidiary shall be excluded from “Consolidated Net Income” in all respects.
“Consolidated Net Worth” means at any date the consolidated stockholders’ equity of the Borrower and its Consolidated Subsidiaries. Notwithstanding the foregoing, the Chartered Bank Subsidiary shall be excluded from “Consolidated Net Worth” in all respects.
“Consolidated Subsidiary” means at any date any entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corporate Debt Interest” means, for any period, the interest expense of the Borrower or any Subsidiary for such period on any Recourse Indebtedness.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Covered Party” has the meaning set forth in Section 9.16.
“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of (i) such Lender’s Loans at such time and (ii) any Swing Line Loans to the extent that such Lender has or is deemed hereunder to have purchased a participation therein.
~~“Daily Eurodollar Base Rate” means, with respect to a Swing Line Loan, the greater of (a) zero percent (0.0%) and (b) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for one month appearing on Reuters Screen LIBOR01 (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on a Business Day,~~

~~provided that, if Reuters Screen LIBOR01 (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Daily Eurodollar Base Rate for one month shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for one month as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on a Business Day, provided that, if no such interest settlement rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is available to the Administrative Agent, the applicable Daily Eurodollar Base Rate for one month shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) on a Business Day in the approximate amount of U.S. Bank’s relevant Swing Line Loan and having a maturity equal to one month. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Daily Eurodollar Base Rate, such interest rate shall change as and when the Daily Eurodollar Base Rate shall change.~~
~~“Daily Eurodollar Loan” means a Swing Line Loan which, except as otherwise provided in Section 2.09(c), bears interest at the Daily Eurodollar Rate.~~
~~“Daily Eurodollar Rate” means, with respect to a Swing Line Loan, the sum of (a) the quotient of (i) the Daily Eurodollar Base Rate, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Eurodollar Margin.~~
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Term SOFR Loan” means a Swing Line Loan that, except as otherwise provided in Section 2.11, bears interest based on the Daily Term SOFR Rate.
“Daily Term SOFR Rate” means, with respect to a Swing Line Loan, the sum of (a) the Adjusted Daily Term SOFR Screen Rate, plus (b) the Applicable Margin for Term SOFR Loans.
“Daily Term SOFR Screen Rate” means, with respect to a Swing Line Loan, the one-month Term SOFR rate quoted by the Administrative Agent from the Screen for the Business Day of such Swing Line Loan (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York City time) on any Determination Date, the one-month Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business

Day is not more than three Business Days prior to such Determination Date. For purposes of determining any interest rate hereunder or under any other Loan Document that is based on the Daily Term SOFR Screen Rate, such interest rate shall change as and when the Daily Term SOFR Screen Rate changes.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to (i) fund any portion of its Loans or participations in Swing Line Loans within two (2) Business Days of the date such portion is required in the determination of the Administrative Agent to be funded by it hereunder (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, the Swing Line Lender or any other Lender any other amount required to be paid to it hereunder within two (2) Business Days of the date when due, (b) notified the Borrower, the Administrative Agent, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing) or public statement cannot be satisfied), (c) failed, within two (2) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Swing Line Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such confirmation, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not become a Defaulting Lender solely as the result of (x) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (y) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a

Governmental Authority or an instrumentality thereof. Any determination by the Administrative Agent that a Lender is a Defaulting Lender, in accordance with the preceding sentence, will be conclusive and binding absent demonstrable error, and such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, the Swing Line Lender and the Lenders.
“Departing Lender” means each “Lender” under and as defined in the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.
“Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date and shall not constitute a “Lender” for purposes of this Agreement.
“Determination Date” has the meaning provided in the definition of Term SOFR Screen Rate and Daily Term SOFR Screen Rate, as applicable.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters existing on the Effective Date and disclosed in Schedule 3.06.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary of the Borrower incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.
“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
~~“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as the then-current benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any

liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“Erroneous Payment” is defined in Section 9.17(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~
~~“Eurodollar Margin” has the meaning set forth in the Pricing Schedule.~~
“Event of Default” has the meaning assigned to such term in Article 7.
“Event of Fraud” means that the Borrower or any Subsidiary is subject to a settlement or consent decree for the payment of money in an aggregate amount in excess of $25,000,000, related to allegations of fraud by, or resulting from the activities of, the Chartered Bank Subsidiary, including without limitation, consumer or financial fraud.
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(e) and (d) any withholding Taxes imposed under FATCA.
“Existing Control Persons” means Michael S. Dunlap, Stephen F. Butterfield (deceased, as may be represented by his personal representative, estate or heirs), and the respective heirs, lineal descendants, members of the immediate family (parents, siblings, and children), and spouses and lineal descendants of the foregoing, and any trust, corporation, partnership, limited liability company or like entity created for the benefit of the foregoing or equity ownership in which is held exclusively by the foregoing.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0.0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Fee Rate” has the meaning set forth in the Pricing Schedule.
“FFELP ABS Bonds” means asset backed securities the payment of which is secured by the pledge of student loans made under the Federal Family Education Loan Program of the U.S. Department of Education.
“FFELP Loans” means (i) student loans originated under the Federal Family Education Loan Program of the U.S. Department of Education and (ii) Health Education Assistance Loans (HEAL Loans) originated under 42 U.S.C. Section 292 et seq.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“First Amendment” means that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of October 1, 2020, by and among the Borrower, the Administrative Agent and the Lenders party thereto.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~Eurocurrency Rate~~Adjusted Term SOFR Screen Rate or the Adjusted Daily Term SOFR Screen Rate, as applicable.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United

States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time and applied on a consistent basis.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means each of the Material Subsidiaries that is a Domestic Subsidiary, and its successors and assigns; provided, that (x) in no event shall the Chartered Bank Subsidiary constitute a Guarantor for purposes of this Agreement or any other Loan Document, and (y) no Portfolio Transaction Subsidiary or Portfolio Trust shall constitute a Guarantor for purposes of this Agreement or any other Loan Document to the extent, and only for so long as, any applicable Portfolio Transaction Document to which such Portfolio Transaction Subsidiary or Portfolio Trust is a party, or applicable law to which such Portfolio Transaction Subsidiary or Portfolio Trust is subject, restricts or otherwise prohibits such Portfolio Transaction Subsidiary or Portfolio Trust, as applicable, from acting as a Guarantor. Schedule 1.01B lists the Guarantors as of the Effective Date.
“Guaranty” means that certain Third Amended and Restated Guaranty dated as of the date hereof, executed by each Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower, other than Excluded Taxes and Other Taxes.
“Intercompany Indebtedness” means Indebtedness of any Subsidiary to the Borrower or any other Subsidiary.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan or Daily Term SOFR Loan, the last day of each March, June, September and December and (b) with respect to any ~~Eurodollar~~Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any ~~Eurodollar~~Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless~~, in the case of a Eurodollar Borrowing only,~~  such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the ~~next~~immediately preceding Business Day ~~and~~, (ii) any Interest Period ~~pertaining to a Eurodollar Borrowing~~ that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.11(b)(iv) may be available for selection by the Borrower. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. No Interest Period shall extend beyond the Maturity Date.
“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) zero percent (0.0%) and (b) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on Reuters Screen LIBOR01 (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the day two Business Days before the beginning of such Interest Period, and having a maturity equal to such Interest Period, provided that, if the applicable Reuters Screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable LIBO Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on the day two Business Days before the beginning of such Interest Period, and having a maturity equal to such Interest Period.~~
~~“LIBOR” means the London interbank offered rate.~~
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (unless such option, call or similar right is granted in connection with a merger, acquisition, divestiture or similar transaction).
“Loan Documents” means this Agreement, the Guaranty, any notes executed by the Borrower in connection with this Agreement and any other document or agreement, now or in the future, executed by the Borrower or a Guarantor in connection with this Agreement.
“Loans” means the Revolving Loans or Swing Line Loans made by the Lenders to the Borrower pursuant to this Agreement.
“Loan Parties” means the Borrower and the Guarantors.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “Principal Amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means (a) any Subsidiary with consolidated stockholders’ equity in excess of $25,000,000, and (b) any Subsidiary listed as a separately disclosed operating segment in the Borrower’s most recent annual report on Form 10-K as filed with the Securities and Exchange Commission or in any subsequently filed annual report.
“Maturity Date” means September 22, 2026.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
“Non-FFELP Loans” means any loans (including loans comprising loan pools) other than FFELP Loans, which, for the avoidance of doubt, shall include, without limitation, (x) consumer loans, (y) Non-FFELP Student Loans and (z) in each case, beneficial, participation or other interests in such loans or loan pools.
“Non-FFELP Student Loans” means student loans not originated under the Federal Family Education Loan Program of the U.S. Department of Education.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
“Participant” has the meaning set forth in Section 9.04.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Payment Recipient” is defined in Section 9.17(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means any Acquisition made by the Borrower or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or, to the Borrower’s knowledge, threatened by any shareholder or director of the seller or entity to be acquired, (c) either (i) the business to be acquired in such Acquisition is in the same line of business as the Borrower’s Line of Business or a line of business incidental thereto or (ii) if the business to be acquired is not in the Borrower’s Line of Business or a line of business incidental thereto, the consideration paid for such Acquisition or Acquisitions, consummated in any fiscal year of the Borrower will not in the aggregate exceed 12.5% of the amount of Borrower’s Consolidated Net Worth as most recently reported pursuant to Section 5.01(a), (d) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, and (e) with respect to an Acquisition requiring an aggregate expenditure of cash by the Borrower in excess of $150,000,000, the Borrower shall have furnished to the Administrative Agent a certificate demonstrating in reasonable detail pro forma compliance with the financial covenants contained in Section 6.05 and Section 6.09 for the four (4) fiscal quarter period most recently ended prior to the date of such Acquisition, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period, and immediately following consummation of the Acquisition, the Borrower has unencumbered cash plus unencumbered Cash Equivalent Investments plus unused availability under this Agreement the sum of which, in the aggregate, is not less than $50,000,000. Notwithstanding the foregoing, in no event shall the Chartered Bank Subsidiary Formation constitute a Permitted Acquisition.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7;
(f)    Liens granted by any Subsidiary in connection with a Qualified Receivables Transaction;
(g)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and
(h)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution, only if (i) such account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Recourse Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate (i) is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “Employer” as defined in Section 3(5) of ERISA or (ii) has any outstanding liability.
“Portfolio Investments” means (i) any investment by the Borrower or any Subsidiary constituting Equity Interests in the Portfolio JV or any Portfolio Transaction Subsidiary, (ii) any investment (including by way of holding beneficial interests or participation interests in underlying whole loans) in the Portfolio Loans or any asset backed securities (including notes evidencing the same) or residual interests in such Portfolio Loans to the extent securitized by the Portfolio JV or any Portfolio Trust and (iii) the Borrower’s or any Portfolio Transaction Subsidiary’s investment in the Portfolio Risk Retention Interest.
“Portfolio JV” means NLN Pencil Holdings, LP, a Cayman Islands limited partnership established as a joint venture among the Borrower and certain other third parties to consummate the initial purchase of the Portfolio Loans.
“Portfolio Loans” means the Non-FFELP Student Loans purchased by the Portfolio JV pursuant to the Portfolio Purchase.
“Portfolio Purchase” means the purchase of certain Non-FFELP Student Loans from time to time pursuant to that certain Purchase Agreement, dated as of December 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time), between the Portfolio JV, as purchaser and Wells Fargo Bank, National Association, as seller (with certain specified Non-FFELP Student Loans being initially purchased thereunder by a trustee on behalf of National Education Loan Network, Inc., prior to the ultimate transfer to the Portfolio JV or to a designee or assignee thereof).
“Portfolio Risk Retention Interest” means an up to 5% “vertical interest” or combined “vertical interest” and “horizontal interest” (which combination would be substantially vertical in nature), or whole loan participation interest (as applicable and to the extent permitted under applicable risk retention rules) in (i) the asset backed securities issued by any Portfolio Trust, and (ii) the Equity Interests of any such Portfolio Trust; provided, that the aggregate value of the interests set forth in clauses (i) and (ii) shall at no time exceed $500,000,000.
“Portfolio Sponsor Transactions” has the meaning set forth in the definition of “Portfolio Transaction Subsidiary”.
“Portfolio Transaction Document” means each agreement or instrument entered into by the Borrower or any Subsidiary in connection with the Portfolio Transactions.
“Portfolio Transaction Indebtedness” means up to $425,000,000 in aggregate Indebtedness outstanding at any one time incurred by the Borrower or any Portfolio Transaction Subsidiary pursuant to secured repurchase agreements or other secured credit facilities in order to finance the purchase of the Portfolio Risk Retention Interest, and all Guarantees thereof by the Borrower or any other Subsidiary.

“Portfolio Transaction Subsidiary” means any existing Subsidiary, or any newly formed special purpose entity or other Subsidiary, in each case, of the Borrower, that is formed or designated to participate in the Portfolio Transactions in certain respects, including (i) to facilitate the direct or indirect sale of the Portfolio Loans from the Portfolio JV to a Portfolio Trust (which may include holding beneficial interests in such Portfolio Loans for no more than one (1) day), (ii) to act as a “sponsor” in respect of any such securitization transactions for risk-retention purposes, (iii) to invest in the Portfolio Risk Retention Interest, (iv) to finance a portion of the investment in the Portfolio Risk Retention Interest with the proceeds of the Portfolio Transaction Indebtedness, and (v) to engage in such other transactions as may become necessary or appropriate with respect to the Portfolio Transactions and related securitizations (it being acknowledged, for the avoidance of doubt, that such actions set forth in clauses (i) through (v) may be taken by the Borrower, a single Subsidiary or multiple Subsidiaries acting as Portfolio Transaction Subsidiaries, or any combination thereof, each engaging in individual components of the Portfolio Transactions). The transactions described in clauses (ii) through (iv) of the preceding sentence, irrespective of whether such transactions are consummated by the Borrower or a Portfolio Transaction Subsidiary, are otherwise referred to as the “Portfolio Sponsor Transactions”.
“Portfolio Transactions” means the Portfolio Investments, the Portfolio Purchase and the Portfolio Sponsor Transactions, collectively.
“Portfolio Trust” means any Delaware statutory trust created by, or which is a subsidiary of, any of the Portfolio JV, the Borrower, or any Portfolio Transaction Subsidiary, in each case which trust is created or designated solely to be party to and to effect the securitization of interests in the Portfolio Loans (including by issuing asset backed securities or residual interests therein) in connection with the Portfolio Sponsor Transactions.
“Pricing Schedule” means the Pricing Schedule attached hereto.
“Prime Rate” means for any day the rate of interest per annum publicly announced from time to time by U.S. Bank National Association as its prime rate for such day (which is not necessarily the lowest rate charged to any customer); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Project Finance Subsidiary” shall mean a direct or indirect Subsidiary of the Borrower (a) of which the Borrower owns or holds, directly or indirectly, at least 50% of the Equity Interests, but the Borrower does not Control, directly or indirectly, and the accounts of which are not consolidated on the financial statements of the Borrower, and (b) which has incurred Project Finance Subsidiary Indebtedness.
“Project Finance Subsidiary Indebtedness” means Indebtedness or other financing on a non-recourse basis (or with recourse limited to not more than the assets of and Equity Interests in the Subsidiary which has incurred such Indebtedness or entered into such financing), to finance or refinance the development, acquisition, construction, operation, maintenance or working capital requirements of such Subsidiary.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 9.16.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into from time to time by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer to a Subsidiary that is a special-purpose entity, or to any other special-purpose entity in which the Borrower or a Subsidiary holds an interest, any student loans or any consumer loans serviced by or on behalf of the Borrower or any Subsidiary, and rights related thereto without recourse to the transferor except for customary exceptions (x) consistent with historic practices that have previously been approved by the Administrative Agent (including pursuant to the forms of loan purchase agreements approved by the Administrative Agent prior to the Effective Date), or (y) otherwise acceptable to the Administrative Agent, which special-purpose entity shall in turn sell, convey, transfer and/or pledge interests in such student loans or consumer loans to third-party lenders or investors.
“Receivables Transaction Attributed Indebtedness” means (x) the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase, and (y) any Indebtedness incurred pursuant to any Warehouse Receivables Transaction.
“Recourse Indebtedness” of the Borrower means all Indebtedness of the Borrower and of its Subsidiaries excluding (i) Indebtedness with respect to which recourse is contractually limited to specified Property which secures payment of such Indebtedness, (ii) Receivables Transaction Attributed Indebtedness and (iii) Project Finance Subsidiary Indebtedness.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Reference Time” ~~with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurocurrency Base Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Eurocurrency Base Rate,~~means the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 9.04.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such equity interest in the Borrower or any Subsidiary thereof; provided, however, that such Restricted Payment definition shall exclude any dividends, distributions or payments made in connection with a fundamental change of a Subsidiary as otherwise permitted in Section 6.03(a) hereof.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.01 (or any conversion or continuation thereof).
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person or group that is the target of any Sanctions or listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agent, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.
“Sanctions” means sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.
“Screen” has the meaning provided in the definition of Term SOFR Screen Rate.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website ~~at approximately 8:00 a.m. (New York City time), or in the case of an update to such rate by the SOFR Administrator, at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.~~.
“SOFR Adjustment” means, with respect to the adjustment of any SOFR-based Benchmark, 0.10% (10 basis points).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Subsidiary” means, with respect to any Person (the “Parent”) at any date, any corporation, limited liability company, partnership, trust, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the Equity Interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held. Notwithstanding the foregoing, (x) the Chartered Bank Subsidiary shall be a direct or indirect Subsidiary of the Borrower and (y) no Portfolio Trust shall be deemed to be a Subsidiary of the Borrower so long as such Portfolio Trust has no business activities (including, but not limited to, the incurrence of Indebtedness, the acquisition or disposition of any assets other than nominal assets, or the granting of any Liens on its assets) other than customary administrative activities in preparation for entering into the securitization of the Portfolio Loans.
“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 20% of the consolidated assets of the

Borrower and its Subsidiaries taken as whole or, if less, Property which is responsible for more than 15% of the Adjusted EBITDA for the most recently completed four fiscal quarters.
“Supported QFC” has the meaning set forth in Section 9.16.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swing Line Borrowing Notice” is defined in Section 2.02(ii).
“Swing Line Exposure” has the meaning set forth in Section 2.18.
“Swing Line Lender” means U.S. Bank National Association or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.
“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.02.
“Swing Line Sublimit” means the maximum principal amount of Swing Line Loans the Swing Line Lender may have outstanding to the Borrower at any one time, which, as of this date, is $50,000,000.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means~~, for~~  the ~~applicable Corresponding Tenor as of the applicable Reference Time,~~ rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.
“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a~~Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR ~~Transition Event~~).
~~“Term SOFR Transition Event” means the determination by the Administrative Agent at any time, in its sole discretion, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent, and (c) a Benchmark Transition Event or an Early Opt-in Election,~~

~~as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.11(b) that is not Term SOFR.~~
“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.
“Term SOFR Borrowing” means a Borrowing that, except as otherwise provided in Section 2.05(e), bears interest at the applicable Term SOFR Rate.
“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.05(e), bears interest at the applicable Term SOFR Rate other than pursuant to clause (d) of the definition of Alternate Base Rate.
“Term SOFR Margin” has the meaning set forth in the Pricing Schedule.
“Term SOFR Rate” means, for the relevant Interest Period, the sum of (a) the Adjusted Term SOFR Screen Rate applicable to such Interest Period, plus (b) the Term SOFR Margin.
“Term SOFR Screen Rate” means, for the relevant Interest Period, the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York City time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Screen Rate, the Adjusted Daily Term SOFR Rate or the Alternate Base Rate.
“UETA” means the Uniform Electronic Transactions Act as in effect in from time to time, as amended from time to time, and any successor ~~thereto~~statute, and any regulations promulgated thereunder from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook

(as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning set forth in Section 9.16.
“Warehouse Receivables Transaction” means a Qualified Receivables Transaction pursuant to which the applicable Subsidiary or other special-purpose entity pledges student loans or consumer loans to a third-party lender or lenders.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or Controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or Controlled.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “~~Eurodollar~~Term SOFR Loan” or a “ABR Borrowing”).

SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such debt in a reduced or bifurcated manner as described therein, and such debt shall at all times be valued at the full stated principal amount thereof.
SECTION 1.05    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new

Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.06    ~~LIBOR~~Term SOFR Notification. The interest rate on ~~Eurodollar~~Term SOFR Borrowings and Daily ~~Eurodollar~~Term SOFR Loans is determined by reference to the ~~LIBO~~Adjusted Term SOFR Screen Rate and Adjusted Daily ~~Eurodollar Base~~Term SOFR Screen Rate, respectively, which ~~is~~are derived from ~~LIBOR~~Term SOFR. Section 2.11(b) provides a mechanism for (a) determining an alternative rate of interest if ~~LIBOR~~Term SOFR is no longer available or in the other circumstances set forth in Section 2.11(b), and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to ~~LIBOR~~Term SOFR or other rates in the definition of ~~LIBO~~Term SOFR Screen Rate and Daily ~~Eurodollar Base~~Term SOFR Rate, as applicable, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section ~~2.11~~3.3(b), will have the same value as, or be economically equivalent to, ~~the LIBO Rate or Daily Eurodollar Base Rate, as applicable.~~Term SOFR. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, Term SOFR, the Term SOFR Rate, the Daily Term SOFR Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Rate, the Daily Term SOFR Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II
THE CREDITS
SECTION 2.01    Commitments; Revolving Loans and Borrowings. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Credit Exposure exceeding such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(a)    Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.11, each Borrowing of Revolving Loans shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ~~Eurodollar~~Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any ~~Eurodollar~~Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 ~~Eurodollar~~Term SOFR Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.02    Swing Line Loans.
(i)    Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.02 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.01 as well, from and including the date of this Agreement and prior to the Maturity Date, the Swing Line Lender may, at its option, on the terms and conditions set forth in this Agreement, make Swing Line Loans in Dollars to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Sublimit, provided that the aggregate outstanding Credit Exposure shall not at any time exceed the aggregate Commitment and no individual Lender’s Credit Exposure shall at any time exceed its Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s pro rata share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.01, exceed the Swing Line Lender’s Commitment at such time. Subject to the terms of this Agreement (including, without limitation the discretion of the Swing Line Lender), the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Maturity Date.
(ii)    Borrowing Notice. In order to borrow a Swing Line Loan, the Borrower shall deliver to the Administrative Agent and the Swing Line Lender an irrevocable notice (a “Swing Line Borrowing Notice”) not later than 12:00 noon New York City time on the

Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000.
(iii)    Making of Swing Line Loans; Participations. Not later than 2:00 p.m. New York City time on the date of the applicable Borrowing, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower at the Administrative Agent’s aforesaid address. Each time that a Swing Line Loan is made by the Swing Line Lender pursuant to this Section 2.02(iii), the Swing Line Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Lender a participation in such Swing Line Loan in proportion to its pro rata share of the aggregate Commitments.
(iv)    Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on the date selected by the Administrative Agent. In addition, the Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Line Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.02(iii) or require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s pro rata share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 12:00 noon New York City time on the date of any notice received pursuant to this Section 2.02(iv), each Lender shall make available its required Revolving Loan, in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.02(iv) shall initially be ABR Loans and thereafter may be continued as ABR Loans or converted into ~~Eurodollar~~Term SOFR Loans in the manner provided in Section 2.05 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to the Swing Line Lender’s making any Swing Line Loan, that any applicable condition precedent set forth in Section 4.01 or 4.02 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.02(iv) to repay Swing Line Loans or to fund the participation acquired pursuant to Section 2.02(iii) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Borrower, the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.02(iv), interest shall accrue thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. On the Maturity Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.
SECTION 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~Term SOFR Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with this Section 2.03:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term SOFR Borrowing;
(iv)    in the case of a ~~Eurodollar~~Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the

Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, the applicable Lender (and if such Lender fails to do so, then the Borrower) agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.05    Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term SOFR Borrowing; and
(iv)    if the resulting Borrowing is a ~~Eurodollar~~Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~Term SOFR Borrowing and (ii) unless repaid, each ~~Eurodollar~~Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.06    Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the sum of the Credit Exposures would exceed the total Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.07    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.08    Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.
(b)    The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term SOFR Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.01. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

SECTION 2.09    Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Fee Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to, but excluding the date on which such Commitment terminates. Swing Line Loans shall not count as usage of the Commitments for the purpose of calculating the commitment fee hereunder. Accrued fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.10    Interest. (a) The Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the ABR Margin.
(b)    The Revolving Loans comprising each ~~Eurodollar~~Term SOFR Borrowing shall bear interest, at the Adjusted ~~LIBO~~Term SOFR Screen Rate for the Interest Period in effect for such Term SOFR Borrowing plus the ~~Eurodollar~~Term SOFR Margin.
(c)    Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to, at the Borrower’s option, the Alternate Base Rate plus the ABR Margin for such day or the Daily ~~Eurodollar~~Term SOFR Rate.
(d)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)    All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted ~~LIBO~~Term SOFR Screen Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.11    ~~Alternate Rate~~Availability of Types of Borrowings; Adequacy of Interest Rate; Benchmark Replacement.
(a)    Availability of ~~Types of~~Term SOFR Borrowings and Daily Term SOFR Loans; Adequacy of Interest Rates; ~~If prior to the commencement of any Interest Period for a Eurodollar Borrowing~~ Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 2.11(b), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders ~~determine~~notify the Administrative Agent that the Required Lenders have determined, that:
~~(i) that deposits of a type and maturity appropriate to match fund Eurodollar Borrowings are not available to such Lenders in the relevant market, or~~
(i)    ~~(ii) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or that the LIBO Rate for such Interest Period will~~ for any reason in connection with any request for a Term SOFR Borrowing or a Daily Term SOFR Loan or a conversion or continuation thereof that the Adjusted Term SOFR Screen Rate for any requested Interest Period with respect to a proposed Term SOFR Borrowing or the Adjusted Daily Term SOFR Screen Rate with respect to a proposed Daily Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders ~~(or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;~~of the funding of such Loans, or
(ii)    the interest rate applicable to Term SOFR Borrowings or Daily Term SOFR Loans for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, then the Administrative Agent shall ~~give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Borrowing shall be continued as or converted to, as the case may be, an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.~~suspend the availability of Term SOFR Borrowings and Daily Term SOFR Loans and require any affected Term SOFR Borrowings and Daily Term SOFR Loans to be repaid or converted to ABR Borrowings at the end of the applicable Interest Period.
(b)    Benchmark Replacement; Benchmark Transition Event~~; Early Opt-in Election~~.

(i)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.11(b)), if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
~~(ii) Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (b)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~
(ii)    ~~(iii)~~ Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    ~~(iv)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B)~~ the implementation of any Benchmark Replacement~~,~~ and (~~C~~B) the effectiveness of any Benchmark Replacement Conforming Changes~~, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11(b).
(iv)    ~~(v)~~ Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or the Eurocurrency Base~~Screen Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove ~~such~~ any tenor of such Benchmark that is unavailable or non-representative ~~tenor~~ for any Benchmark settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    ~~(vi)~~ Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 9.01 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 2.11(b), the Borrower may revoke any request for a ~~Eurodollar~~Term SOFR Borrowing or a Daily Term SOFR Loan, or any request for the conversion or continuation of a ~~Eurodollar~~Term SOFR Borrowing or Daily Term SOFR Loan to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a ABR Borrowing or conversion to a ABR Borrowing at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
SECTION 2.12    Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, assessment, insurance charge, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~; (ii) impose on any Lender or the ~~London~~any applicable interbank market any other condition, cost or expense affecting this Agreement or ~~Eurodollar~~Term SOFR Loans made by such Lender other than a Tax, as to which the provisions of Section 2.14 apply; or (iii) subject the Administrative Agent, any Lender, any other recipient of any payments to be made by or on account of any obligation of the Borrower hereunder to any Taxes on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes); and the result of any of the foregoing shall be to increase the cost to such Person of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.
(b)    If any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on any Lender’s capital or on the capital of any Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender, or the Loans made by, or participations in Swing Line Loans held by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity position), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.13    Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar~~Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith), or (d) the assignment of any ~~Eurodollar~~Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a ~~Eurodollar~~Term SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted ~~LIBO~~Term SOFR Screen Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.14    Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes except as provided by applicable law; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2)    executed copies of IRS Form W-8-ECI;

3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    If the Administrative Agent or a Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(g)    Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(g) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent demonstrable error.
(h)    Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.15    Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Sections 2.12, 2.13, 2.14 or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices as designated by the Administrative Agent, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (which for purposes of this clause (c) shall be deemed to include participations in Swing Line Loans) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds

Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.16    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
(b)    If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.17    Increased Commitments; Additional Lenders. (a) From time to time subsequent to the Effective Date provided no Default exists, the Borrower may propose to increase the aggregate amount of the Commitments to an aggregate amount not to exceed $737,500,000 (the amount of any such increase, the “Increased Commitments”).
(b)    Increased commitments may be provided by one or more of the existing Lenders or other financial institutions acceptable to the Administrative Agent, the Swing Line Lender and the Borrower (which consent of the Administrative Agent and the Swing Line Lender shall not be unreasonably withheld) which at the time agree to (i) in the case of any such Person that is an existing Lender, increase its Commitment and (ii) in the case of any other such Person (an “Additional Lender”), become a party to this Agreement as a Lender. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.
(c)    An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement as a Lender and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments, a consent to the increased commitments by each Guarantor and a reaffirmation of the Guaranty, and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.
(d)    On the effective date of any increase in the Commitments, (i) each relevant increasing Lender and Additional Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each ~~Eurodollar~~Term SOFR Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.13 if the deemed payment occurs other than on the last day of the related Interest Periods.
SECTION 2.18    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.09;
(ii)    the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder;

(iii)    if any Swing Line Loans shall be outstanding at the time a Lender becomes a Defaulting Lender then:
(A)    all or any part of the unfunded participations in and commitments with respect to such Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective pro rata Credit Exposures but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposure plus such Defaulting Lenders’ Loans and participations in and commitments with respect to Loans does not exceed the total of all non-Defaulting Lender’s Commitments and no individual Lender’s Credit Exposure exceeds its Commitment and (y) the conditions set forth in Article IV are satisfied at such time.
(B)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent, prepay the outstanding Swing Line Loans that were not reallocated;
(iv)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.15 but excluding Section 2.16) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the payment of any amounts owing by such Defaulting Lender to the Swing Line Lender hereunder, (iii) third, to the funding of any Loan or the funding of any participating interest in any Swing Line Loan or in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Credit Exposure of such Lenders to the aggregate outstanding Credit Exposure equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Swing Line Loans and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a prepayment of the principal amount of any Loans, such payment shall be applied solely to prepay the Loans of, all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or owed to, any Defaulting Lender.
In the event that the Administrative Agent, the Borrower and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold the Loans in accordance with its pro rata share. For purposes of this Section 2.18, “Swing Line Exposure” shall mean, with respect to any Defaulting Lender at any time, such Defaulting Lender’s pro rata share of the aggregate principal amount of all Swing Line Loans outstanding at such time.
Nothing contained in the foregoing shall be deemed to constitute a waiver by the Borrower of any of its rights or remedies (whether in equity or at law) against any Lender which fails to fund any of its Loans hereunder at the time or in the amount required to be funded under the terms of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
SECTION 3.01    Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02    Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and any promissory note of the Borrower hereunder have been, or will be, in the case of any such promissory note executed and delivered hereafter, duly executed and delivered by the Borrower and constitute, or will constitute, in the case of any such promissory note executed and delivered hereafter, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
SECTION 3.04    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2020, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.
(b)    Since December 31, 2020, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole.
SECTION 3.05    Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06    Litigation and Environmental Matters. (a) There are no investigations, actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Material Subsidiaries or their Property (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, may reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07    Compliance With Laws and Agreements. Each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except (i) to the extent, if any, that the Borrower and its Material Subsidiaries may not be in such compliance in connection with the Disclosed Matters or (ii) where the failure to do so, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08    Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so may not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, may reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11    Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Material Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Effective Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.
SECTION 3.12    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.
(a)    The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower has implemented and maintains in effect for itself and its Subsidiaries policies and procedures to ensure compliance by the Borrower, its Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respect directors, officers, employees, agents or affiliates of the Borrower or any of its Subsidiaries is a Sanctioned Person. No Loan, use of the proceeds of any Loan or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.
(b)    Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasure Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.
SECTION 3.13    Regulation U. Margin stock (as defined in Regulation U of the Board) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
ARTICLE IV
CONDITIONS
SECTION 4.01    Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and the Guaranty signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement and the Guaranty) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of The Perry Law Firm, counsel for the Borrower and the Guarantors, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower and the Guarantors, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower and the Guarantors, this Agreement and the Guaranty or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) through (c) of Section 4.02 and in clause (g) of this Section 4.01.
(e)    The Administrative Agent and each Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, with respect to the Administrative Agent, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(f)    The Administrative Agent shall have received any Notes requested by a Lender payable to the order of each such requesting Lender.

(g)    There shall not have occurred a material adverse change (x) in the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), or results of operations of the Borrower and its Material Subsidiaries taken as a whole, since December 31, 2020 or (y) in the facts and information regarding such entities as represented by such entities to date.
(h)    The Administrative Agent shall have received unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended June 30, 2021 and audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2019 through December 2020.
(i)    At least five (5) days before the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification in relation to the Borrower.
(j)    Upon the reasonable request of any Lender made at least ten (10) days before the Effective Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering laws, including the PATRIOT Act, in each case at least five (5) days before the Effective Date.
SECTION 4.02    Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in this Agreement (with the exception, in the case of a Borrowing subsequent to the Effective Date, of the representations and warranties in Section 3.04(b) and Section 3.06) shall be true and correct on and as of the date of such Borrowing.
(b)    At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.
(c)    At the time of such Borrowing no Event of Fraud shall have occurred.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) through (c) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01    Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)    within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated, and with respect to the Chartered Bank Subsidiary, consolidating, basis in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, (i) the balance sheet of the Borrower as of the date of such financial statements and the related statements of operations, stockholders’ equity and cash flows for the fiscal year or portion thereof then ended, setting forth in each case in comparative form the corresponding figures from the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower on a stand alone basis in accordance with GAAP consistently applied, subject to the absence of footnotes and (in the case of such financial statements delivered concurrently with those under clause (b) above) to year-end audit adjustments and (ii) a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit C (x) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (y) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.05, 6.06, 6.09 and 6.10 and (z) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    promptly after the same become publicly available, (x) copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be and (y) upon the request of the Administrative Agent, copies of all Consolidated Reports of Condition and Income and each other financial report filed by the Borrower or any Subsidiary with any appropriate federal bank regulator;

(e)    promptly after Moody’s or S&P shall have announced a change in the Borrower’s credit rating or the rating of any Qualified Receivables Transaction, written notice of such rating change;
(f)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and
(g)    on or promptly after any time at which the Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to the Administrative Agent.
Financial statements and other documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered (i) to the extent such documents are included in materials otherwise filed with the Securities and Exchange Commission, when such filing is available to the Lenders on the EDGAR website or (ii) in any case, on the date on which such documents are posted on the Borrower’s behalf on an Internet website to which each Lender and the Administrative Agent has access and the Borrower notifies the Administrative Agent and the Lenders of such posting. If the Borrower provides the financial statements and other documents required to be delivered pursuant to this Section 5.01 electronically pursuant to the preceding sentence, the Borrower will provide printed versions of such financial statements and other documents to any Lender upon such Lender’s request.
SECTION 5.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, may reasonably be expected to result in a Material Adverse Effect;
(c)    the filing or commencement of any investigation, action, suit or proceeding by any Governmental Authority against the Borrower or any Affiliate which is material to its or such Affiliate’s business; provided, that neither the Borrower nor any Affiliate thereof shall be required to provide such notice to the extent, and so long as, such notice is prohibited by applicable laws or regulations or by any subpoena or similar legal process;
(d)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, may reasonably be expected to result in a Material Adverse Effect;
(e)    any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(f)    any other development that results in, or may reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03    Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04    Payment of Obligations. The Borrower will, and will cause each of its Material Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest may not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.07    Compliance With Laws. The Borrower will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including, without limitation, Environmental Laws, Anti-Corruption Laws and applicable Sanctions, except (i) to the extent, if any, that the Borrower and its Material Subsidiaries may not be in such compliance in connection with the Disclosed Matters or (ii) where the failure to do so, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its

Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08    Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes, including without limitation acquisitions and any payments required to be made in connection with the Disclosed Matters. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Loan, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).
SECTION 5.09    Guarantors. If the Borrower organizes or acquires a new Material Subsidiary that is a Domestic Subsidiary or if any Domestic Subsidiary otherwise constitutes a Material Subsidiary after the Effective Date (in each case, other than the Chartered Bank Subsidiary, or any direct or indirect Subsidiary of the Chartered Bank Subsidiary), and such Material Subsidiary is organized, acquired or utilized for any purpose other than entering into a Qualified Receivables Transaction, the Borrower will cause each such Subsidiary to execute, by joinder, the Guaranty, and to provide such other authorization or opinion deliverables as reasonably requested by the Administrative Agent, in each case, no later than the next succeeding date a certificate as to compliance is required to be delivered pursuant to Section 5.01(c)(ii) (or such later date as the Administrative Agent shall approve in its sole discretion); provided, that the Borrower will use commercially reasonable efforts to provide any such joinder to the Guaranty and related documents for any newly acquired or organized Material Subsidiary within thirty (30) days after the date of organization or acquisition thereof (but shall not be deemed in breach of this Section 5.09 for any failure to deliver such documentation within such thirty (30) day period). For the avoidance of doubt, no breach of this Section 5.09 shall be deemed to have occurred with respect to the failure of the Borrower to cause any of (i) HigherSchool Publishing Company, an Illinois corporation, (ii) FACTS Education Solutions, LLC, an Arizona limited liability company, or (iii) Nelnet Real Estate Ventures, LLC, a Nebraska limited liability company, to become Guarantors prior to the Effective Date.
SECTION 5.10    Dividends. The Borrower will cause its Subsidiaries to pay to the Borrower the maximum amount of dividends allowed to be payable by such Subsidiaries in accordance with applicable organizational documents, applicable agreements, directives or orders of any Governmental Authority, and applicable law or regulation; provided, that the Chartered Bank Subsidiary shall not be required to pay dividends up to the amount necessary or appropriate to fund projected capital needs and requirements of the Chartered Bank Subsidiary resulting from actual or projected growth of the business of the Chartered Bank Subsidiary.

SECTION 5.11    Anti-Money Laundering Compliance. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with anti-money laundering laws and regulations.
SECTION 5.12    Capitalization of Chartered Bank Subsidiary. The Borrower shall cause the Chartered Bank Subsidiary to be “well capitalized”, as defined in any applicable federal banking regulatory rule, at all times.
ARTICLE VI
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01    Recourse Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any (i) Recourse Indebtedness or (ii) obligations in connection with repurchase agreements, except:
(a)    the Loans;
(b)    Indebtedness in connection with real estate term loans existing on the Effective Date and described in Schedule 6.01 and any renewal or extension of such Indebtedness that does not increase the principal amount thereof;
(c)    (i) other Recourse Indebtedness and (ii) obligations in connection with repurchase agreements (exclusive of the Loans, Recourse Indebtedness and repurchase agreement obligations permitted elsewhere in this Section 6.01), in each case, which are not secured by Liens granted by the Borrower or one or more of its Subsidiaries; provided that the aggregate principal or face amount of all such other Recourse Indebtedness and obligations in connection with repurchase agreements described in this clause (c) does not exceed $250,000,000 at any time outstanding;
(d)    (i) other Recourse Indebtedness and (ii) obligations in connection with repurchase agreements, including repurchase agreements in connection with FFELP ABS Bonds (exclusive of the Loans, Recourse Indebtedness and repurchase agreement obligations permitted elsewhere in this Section 6.01), in each case, which are secured by Liens granted by the Borrower, one or more of its Subsidiaries or any combination thereof; provided that the aggregate principal or face amount of all such other Recourse Indebtedness and obligations in connection with repurchase agreements described in this clause (d) (other than repurchase agreements in connection with FFELP ABS Bonds) does not exceed 10% of the Borrower’s Consolidated Net Worth at any time outstanding;
(e)    Deposit liabilities owed by the Chartered Bank Subsidiary, together with Indebtedness incurred by the Chartered Bank Subsidiary with respect to collateralized or uncollateralized repurchase agreements, discount window borrowings from the Federal Reserve

Bank, Federal funds lines of credit with correspondent financial institutions, Federal funds borrowings, loan participation agreements, and Swap Agreements;
(f)    Guarantees of Project Finance Subsidiary Indebtedness by the holder of the Equity Interests in the applicable Project Finance Subsidiary who has incurred such Project Finance Subsidiary Indebtedness; and
(g)    the Portfolio Transaction Indebtedness.
SECTION 6.02    Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    Liens (x) on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such acquisition, construction or improvement and (ii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary, (y) to the extent not otherwise captured in the immediately preceding clause (x), granted by a Project Finance Subsidiary in any of its assets to secure Project Finance Subsidiary Indebtedness, and (z) granted by the Borrower or any Subsidiary in the Equity Interests in a Project Finance Subsidiary to secure its Guarantee of such Project Finance Subsidiary’s Project Finance Subsidiary Indebtedness to the extent such Guarantee is not otherwise prohibited hereunder; provided, that no such Lien described in the preceding clauses (y) or (z) shall apply to any assets of the Borrower or any Subsidiary (including any Project Finance Subsidiary) other than, as applicable, the assets of or Equity Interests in the applicable Project Finance Subsidiary that has incurred the applicable Project Finance Subsidiary Indebtedness;
(e)    Liens granted by the Borrower or one or more of its Subsidiaries to secure the Indebtedness described in Section 6.01(d) in an aggregate principal or face amount not at any time exceeding 10% of the Borrower’s Consolidated Net Worth (excluding, for purposes of such calculation, any such Indebtedness pursuant to repurchase agreements in connection with FFELP ABS Bonds);
(f)    (i) Liens granted by the Chartered Bank Subsidiary or one or more of its Subsidiaries to secure the Indebtedness described in Section 6.01(e) hereof; and (ii) Liens granted by the Borrower or any Subsidiary to the Chartered Bank Subsidiary pursuant to: (1) a CALMA committed deposit agreement (in form and substance substantially similar to that disclosed to the Administrative Agent on or prior to the date of the First Amendment or otherwise acceptable to the Administrative Agent in its reasonable discretion) in a deposit account at the Chartered Bank Subsidiary, to the extent of amounts on deposit in such deposit account not in excess of $40,000,000 (plus accrued interest thereon) at any time, (2) additional deposit agreements (in form and substance substantially similar to those disclosed or described to the Administrative Agent on or prior to the date of the First Amendment or otherwise acceptable to the Administrative Agent in its reasonable discretion) for earmarked deposit accounts to cover (x) liabilities owed by the Borrower or such Subsidiary to the Chartered Bank Subsidiary and interest thereon or (y) payments on student loans (including interest thereon) owned by the Chartered Bank Subsidiary but serviced by a Subsidiary of the Borrower, or (3) any pledge arrangement securing amounts paid by the Chartered Bank Subsidiary to the Borrower or such Subsidiary in respect of student loans owned by the Borrower or such Subsidiary which are to be subsequently refinanced and purchased by the Chartered Bank Subsidiary; provided, however, that (I) in no event shall the total value of all deposits or other amounts subject to Liens permitted under the preceding clauses (2) and (3), including interest thereon, plus the interest accrued on the deposit account described in the preceding clause (1), exceed $1,000,000 in the aggregate at any time, and (II) in no event shall the total value of all deposits or other amounts subject to Liens permitted under this clause (ii) in its entirety, including interest thereon, exceed $50,000,000 in the aggregate at any time; and
(g)    Liens granted by (i) the Borrower or any Portfolio Transaction Subsidiary solely in the Portfolio Risk Retention Interest or (ii) the Borrower solely in up to 7.8% of the residual interests in the Portfolio Loans, in each case of clauses (i) and (ii), solely to secure the Portfolio Transaction Indebtedness.
SECTION 6.03    Fundamental Changes. (a) The Borrower will not, nor will it permit any Material Subsidiary to, merge or consolidate with or into any other Person, or permit any other Person to, merge into or consolidate with it, or liquidate or dissolve, except that, subject to clause (c) below, a Subsidiary (other than the Chartered Bank Subsidiary) may merge into the Borrower or a Wholly-Owned Subsidiary, and a Subsidiary other than a Material Subsidiary or the Chartered Bank Subsidiary may be liquidated or dissolved.
(b)    The Borrower will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than the Borrower’s Line of Business, except to the extent permitted pursuant to clause (c) of the definition of “Permitted Acquisition”.
(c)    Except as permitted under Sections 6.06(e)(y) and 6.06(k), the Borrower will not, and will not permit any of its Subsidiaries to, merge with or sell, transfer or otherwise convey its, or their, assets, property or business activities to the Chartered Bank Subsidiary at any time.

SECTION 6.04    Sale of Assets. The Borrower will not, nor will it permit any Material Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:
(a)    sales of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;
(b)    the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment;
(c)    leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries;
(d)    sales of assets in connection with a Qualified Receivables Transaction;
(e)    sales or transfers of loans, loan servicing rights and other assets, or beneficial, participation or other interests therein, made or acquired by the Chartered Bank Subsidiary in the ordinary course of business;
(f)    sales, leases or other dispositions of its Property, approved by the Required Lenders; and
(g)    any dispositions of beneficial interests in Portfolio Loans by a Portfolio Transaction Subsidiary in connection with the Portfolio Transactions.
SECTION 6.05    Minimum Consolidated Net Worth. Consolidated Net Worth, calculated at the end of each fiscal quarter of the Borrower, shall be no less than the sum of (i) $1,850,000,000 plus (ii) an amount equal to 50% of Consolidated Net Income for such fiscal quarter then ended, in each case, to the extent such Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any such fiscal period) plus (iii) 100% of the amount of any increase in Consolidated Net Worth attributable to the issuance of capital stock of the Borrower during such fiscal quarter then ended.
SECTION 6.06    Investments. The Borrower will not, nor will it permit any Material Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries other than ordinary course downstream contributions to non-Project Finance Subsidiaries not otherwise expressly prohibited hereunder), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:
(a)    Cash Equivalent Investments;

(b)    existing Investments in Subsidiaries and other Investments in existence on the Effective Date and described in Schedule 6.06;
(c)    Investments constituting Permitted Acquisitions;
(d)    travel advances to management personnel and employees in the ordinary course of business;
(e)    Investments comprised of (x) capital contributions (whether in the form of cash, a note, or other assets and including, without limitation, in exchange for equity interests) or otherwise resulting from transfers of assets permitted by Section 6.04, in each case, to a Subsidiary that is a special-purpose entity or another special-purpose entity in which the Borrower or a Subsidiary holds an interest, in each case, created solely to engage in a Qualified Receivables Transaction and (y) a one-time, initial capital contribution (which capital contribution may be in the form of cash or securities) in connection with the Chartered Bank Subsidiary Formation (for the avoidance of doubt, the foregoing sub-clause (y) may not be used for ongoing capital contribution obligations) and (z) the Chartered Bank Liquidity Investment; provided, that (1) investments under the preceding clause (z) shall not exceed $40,000,000 in the aggregate, and (2) investments under the preceding clauses (y) and (z) combined shall not exceed $150,000,000 in the aggregate;
(f)    Investments in asset-backed securities or municipal securities collateralized by FFELP Loans or Non-FFELP Student Loans;
(g)    Investments in student loans or student loan pools or, in each case, beneficial, participation or other interests therein;
(h)    Investments in consumer loans and consumer loan pools or beneficial, participation or other interests therein; provided that the average FICO score of the consumer loans comprising any pool upon origination or acquisition thereof shall be greater than or equal to 650;
(i)    Loans and other Investments made by the Chartered Bank Subsidiary which are not otherwise prohibited by applicable law, regulation, or directive of Governmental Authority;
(j)    residual interests in securitized Non-FFELP Loans or FFELP Loans, or, in each case, securities collateralized thereby; and
(k)     other Investments, provided that the aggregate amount of such other Investments (including, for the avoidance of doubt, initial, ongoing and future Investments in (i) any Project Finance Subsidiary and (ii) the Equity Interests of each Subsidiary and each other special-purpose entity not otherwise permitted under this Section 6.06, including those created solely to engage in Qualified Receivables Transactions with respect to Non-FFELP Loans) does not exceed 50% of the Borrower’s Consolidated Net Worth at any time outstanding.

SECTION 6.07    Acquisitions. The Borrower will not, nor will it permit any Subsidiary, to make any Acquisition other than a Permitted Acquisition and the Chartered Bank Subsidiary Formation.
SECTION 6.08    Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to any Subsidiary, and the Borrower may declare and pay dividends on its capital stock provided that immediately prior to the payment of any such dividend, no Default or Event of Default shall exist before or after giving effect to such dividends or be created as a result thereof and immediately following payment of such dividend, the Borrower will have unencumbered cash plus unencumbered Cash Equivalent Investments plus unused availability under this Agreement in an aggregate amount not less than $25,000,000.
SECTION 6.09    Recourse Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Recourse Indebtedness (excluding deposit liabilities owed by the Chartered Bank Subsidiary but including, without duplication and regardless of whether otherwise constituting “Recourse Indebtedness”, obligations in connection with repurchase agreements) to (ii) Adjusted EBITDA for the then most-recently ended four (4) fiscal quarters to be greater than 2.5 to 1.0.
SECTION 6.10    Non-FFELP Loans. The Borrower will not permit, at any time, the aggregate amount of Non-FFELP Loans owned by the Borrower and its Consolidated Subsidiaries for which the obligor therefor shall have a FICO score of less than 700 (other than (i) any such Non-FFELP Loans owned as of the Effective Date and (ii) Non-FFELP Loans owned by the Chartered Bank Subsidiary in reliance upon Section 6.06(i) but including, for the avoidance of doubt, any Non-FFELP Loans owned by any Subsidiary party to a Warehouse Receivables Transaction), to exceed 50% of the Borrower’s Consolidated Net Worth at any time outstanding. For the avoidance of doubt, the calculations set forth in this Section 6.10 shall not include Portfolio Investments so long as such investments are not legal title to Non-FFELP Loans.
ARTICLE VII
EVENTS OF DEFAULT AND EVENTS OF FRAUD
SECTION 7.01    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made, unless the incorrectness of such representation or warranty is not reasonably expected to result in a Material Adverse Effect;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.03 (with respect to the Borrower’s existence) or in Article 6; provided that in the case of Section 6.01 or 6.05, such failure shall continue unremedied for a period of 30 days after an executive officer of the Borrower first becomes aware of such failure;
(e)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);.
(f)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) is continuing (after any applicable grace period or cure period has expired) so as to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (x) this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (y) a Swap Agreement shall be considered to become due prior to its schedule maturity only if it becomes so due upon termination resulting from the Borrower’s or a Subsidiary’s default thereunder;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action to authorize, or indicating its consent to, approval of, or acquiescence in any of the foregoing;
(j)    the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed on appeal or is not otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, may reasonably be expected to result in a Material Adverse Effect;
(m)    the Borrower or any Subsidiary shall become ineligible to service loans;
(n)    a Change in Control shall occur; or
(o)    the Chartered Bank Subsidiary shall lose its state or federally issued charter;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 7.02    Events of Fraud. Upon the occurrence of an Event of Fraud, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, on the earlier of (x) the Maturity Date and (y) 120 days after the occurrence of such Event of Fraud.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Neither the Syndication Agent nor the Documentation Agent shall have any duties, responsibilities or liabilities in such capacities.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (i) such Lender is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code in connection with the Loans or the Commitments, (ii) the transaction exemption set forth in one or more prohibited transaction exemptions issued by the Department of Labor (each, a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that: (i) none of the Administrative Agent, the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 C.F.R. § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 C.F.R. § 2510.3-21(c)(1)(i)(A)-(E),(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
The Administrative Agent and the Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to it at 121 South 13th Street, Suite 201, Lincoln, NE 68508, Attention of James D. Kruger, Telephone No. (402) 458-2304/Telecopy No. (402) 458-2294;
(ii)    if to the Administrative Agent, to U.S. Bank National Association, 800 Nicollet Mall, BC-MN-H03L, Minneapolis, MN 55402, Attention: Teresa Mager, Telephone No.: (612) 303-3683/Telecopy No.: (612) 303-3851;
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to service of process pursuant to Section 9.09 or otherwise under applicable law, or to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 9.02    Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

SECTION 9.03    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the Indemnitee’s bad faith breach of its express contractual obligations under this Agreement or (y) the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against ~~any Indemnitee~~the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages)

arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    the Borrower, (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be party hereto as a Lender with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement in addition to any rights and obligations theretofore held by it as a Lender hereunder (if any), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that fails to comply with this Section 9.04 shall be null and void.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b)    (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (b)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.
(c)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Without notice to or consent of any Loan Party, the Administrative Agent and each Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by UETA, with the image of such instrument in the Lender’s possession constituting an “authoritative copy” under UETA. If the Administrative Agent agrees, in its sole discretion, to accept delivery by telecopy, electronic mail or PDF of an executed counterpart of a signature page of this Agreement or any other Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Administrative Agent agrees, in its sole discretion, to accept any electronic signatures of this Agreement or any other Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including the New York State Electronic Signatures and Records Act, UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Administrative Agent and each Lender may rely on any such electronic signatures without further inquiry.
SECTION 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower (but excluding, for the avoidance of doubt, deposits held by the Borrower on behalf of third parties to the extent such deposits are properly titled in such respect) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York, but giving effect to federal laws applicable to national banks.
(a)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(b)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The provisions of this Section 9.12 are without prejudice to any other confidentiality undertakings the Administrative Agent or any Lender may enter into with the Borrower as to any particular information.
SECTION 9.13    USA Patriot Act. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the

Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.
SECTION 9.14    Amendment and Restatement; Departing Lenders. The Borrower, the Lenders and the Administrative Agent agree that upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 4.01, the terms and conditions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the indebtedness created thereunder. Without limiting the foregoing, upon the effectiveness hereof: (a) all loans incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans under (and shall be governed by the terms of) this Agreement and the other Loan Documents, (b) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, respectively, (c) all obligations under the Existing Credit Agreement with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) any “Note” under the Existing Credit Agreement shall be deemed for all purposes superseded and replaced by the Note (if any) issued to such Lender under this Agreement, (e) each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated and obligations owing to it under and in connection with the Existing Credit Agreement shall be repaid, and each Departing Lender shall not be a Lender hereunder, and (f) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s outstanding Credit Exposure hereunder reflects such Lender’s pro rata share of the aggregate outstanding Credit Exposure on the Effective Date (and the termination and repayment of “Commitments” and obligations of Departing Lenders), and the Borrower hereby agrees to compensate each Lender for reasonable and documented costs and out-of-pocket expenses incurred by such Lender in connection with the sale and assignment of any “Eurodollar Loans” on the terms and in the manner set forth in Section 2.13 hereof.
SECTION 9.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.16    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for obligations under Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.17    Erroneous Payments.
(a)     If the Administrative Agent notifies a Lender or other holder of any obligations hereunder or under any other Loan Document (the “Obligations”, and each such holder, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.17(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting Section 9.17(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):
(i)    (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.17(b).

(c)    Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 9.17(a) or under the indemnification provisions of this Agreement.
(d)    An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.
(e)    To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.
(f)    Each party’s agreements under this Section 9.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

[ORIGINAL SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT]
Signature Page to
Nelnet, Inc.
Third Amended and Restated Credit Agreement

COMMITMENT SCHEDULE

Lender	Commitment
U.S. Bank National Association	$150,000,000
Wells Fargo Bank, National Association	$150,000,000
Royal Bank of Canada	$75,000,000
Citibank, N.A.	$35,000,000
First National Bank of Omaha	$35,000,000
Bank of Montreal	$25,000,000
BOK Financial	$25,000,000
TOTAL	$495,000,000

PRICING SCHEDULE
Each of “FEE RATE”, “~~EURODOLLAR~~TERM SOFR MARGIN” and “ABR MARGIN” means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the “Status” on such date:

STATUS	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
Fee Rate	0.15%	0.175%	0.225%	0.275%.	0.30%
~~Eurodollar~~Term SOFR Margin	1.00%	1.125%	1.25%	1.50%	1.75%
ABR Margin	0.00%	0.125%	0.25%	0.50%	0.75%

For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:
“LEVEL I STATUS” exists at any date if, at such date, the Borrower’s credit rating is BBB+ or higher by S&P or Baa1 or higher by Moody’s.
“LEVEL II STATUS” exists at any date if, at such date, (i) the Borrower’s credit rating is BBB or higher by S&P or Baa2 or higher by Moody’s and (ii)  Level I Status does not exist.
“LEVEL III STATUS” exists at any date if, at such date, (i) the Borrower’s credit rating is BBB- or higher by S&P or Baa3 or higher by Moody’s and (ii) neither Level I Status nor Level II Status exists.
“LEVEL IV STATUS” exists at any date if, at such date, (i) ~~to~~the Borrower’s credit rating is BB+ or higher by S&P or Ba1or higher by Moody’s and (ii) none of Level I Status, Level II Status and Level III Status exists.
“LEVEL V STATUS” exists at any date if, at such date, no other Status exists.
“STATUS” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status exists at any date.
The ~~Eurodollar~~Term SOFR Margin, the ABR Margin and the Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as of the last Business Day of the immediately preceding month. As of the Effective Date, Level III Status shall apply. Thereafter, adjustments, if any, to the ~~Eurodollar~~Term SOFR Margin, the ABR Margin or the Fee Rate shall be effective from and after the first day of the first fiscal month immediately following such date until the first day of the first fiscal month immediately following the next such date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. In the case of split ratings from S&P’s and Moody’s, the rating to be used to determine which Status applies is the higher of the two; provided that if the split is more than one notch, a rating one notch below the higher rating of the two shall be used.

Schedule 1.01A
EXCLUDED CAPITAL LEASE OBLIGATIONS
None

Schedule 1.01B
GUARANTORS
National Education Loan Network, Inc.
Nelnet Business Solutions, Inc.
Nelnet Diversified Solutions, LLC
HigherSchool Publishing Company
FACTS Education Solutions, LLC
Nelnet Real Estate Ventures, LLC

Schedule 3.06
DISCLOSED MATTERS
Any liabilities or matters described in the Borrower’s Form 10K and/or Form 10Q with the United States Securities and Exchange Commission for the period ended December 31, 2020 and June 30, 2021, respectively, and any findings, orders, judgments or settlements resulting therefrom or related thereto.

Schedule 6.01
EXISTING INDEBTEDNESS
Attached

Schedule 6.02
EXISTING LIENS
Attached

Schedule 6.06
EXISTING INVESTMENTS
Attached.

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and [INSERT NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________
2.    Assignee:    ______________________________ [and is an
Affiliate/Approved Fund of
[IDENTIFY LENDER](1)]
3.    Borrower(s):    Nelnet, Inc. (“NELNET”)
–––––––––––
(1) Select as applicable.

4.    Administrative Agent:    U.S. Bank National Association as the
administrative agent under the Credit Agreement
5.    Credit Agreement:    The Third Amended and Restated Credit Agreement dated as of September 22, 2021 among Nelnet, the Lenders parties thereto, U.S. Bank National Association, as Administrative Agent as amended and in effect from time to time
6.    Assigned Interest:

Facility Assigned(2)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans(3)
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
____________
(2) Fill in the appropriate terminology for the Types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “~~Eurodollar~~Term SOFR” or “ABR”)
(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
    Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
    Title:
Consented to and Accepted:
U.S. BANK NATIONAL ASSOCIATION, as
Administrative Agent and as Swing Line Lender
By:
    Title:

ANNEX 1
THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 22, 2021 among NELNET, INC., the LENDERS party thereto, U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent,
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. The words “execution,” “signed,” and “signature,” and words of like import, in or referring to this Assignment and Assumption shall include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts (and the Administrative Agent may rely on any such electronic signatures without further inquiry). This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
OPINION OF COUNSEL FOR THE BORROWER
[_______], 2021
To the Lenders and the Administrative
Agent Referred to Below
c/o U.S. Bank National Association, as
Administrative Agent
Ladies and Gentlemen:
We have acted as counsel for Nelnet, Inc., a Nebraska corporation (the “Borrower”), in connection with the Third Amended and Restated Credit Agreement dated as of September 22, 2021 (the “Credit Agreement”), among the Borrower, the banks and other financial institutions identified therein as Lenders, and U.S. Bank National Association, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.
We have examined originals or copies, certified or otherwise identified to my/our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of the signatures of Persons signing the Credit Agreement, the authority of such Persons signing on behalf of the parties thereto (other than the Borrower) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Borrower).
Upon the basis of the foregoing, we are of the opinion that:
1.    The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of Nebraska, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
2.    The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.    The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the
B-1

charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
4.    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to our knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.
5.    Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
We are members of the bar of the State of Nebraska and the foregoing opinion is limited to the laws of the State of Nebraska and the Federal laws of the United States of America. We note that the Credit Agreement is governed by the laws of the State of New York and, for purposes of the opinion expressed in paragraphs 2 and 3 above, we have assumed that the laws of the State of New York do not differ from the laws of Nebraska in any manner that would render such opinion incorrect. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.
Very truly yours,

B-2

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
U.S. Bank National Association,
as Administrative Agent
Attention: ________________
Re:    Compliance Certificate
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Credit Agreement dated as of September 22, 2021 among Nelnet, Inc., (the “Borrower”) and the Lenders and Agents from time to time parties thereto (such agreement, as amended and in effect from time to time, the “Agreement”); capitalized terms used herein without definition shall have the meanings assigned those terms in the Agreement.
This Certificate is furnished to the Administrative Agent for the benefit of the Lenders pursuant to Section 5.01 of the Agreement.
The undersigned, ______________________, hereby certifies to the Administrative Agent for the benefit of the Lenders as follows:
1.    Authority. I am the duly elected, qualified and acting __________ of the Borrower.
2.    Fiscal Period. This certificate is for the fiscal period ended ___________ __, 20__ (the “Certification Date”).
3.    Financial Statements.
The accompanying consolidated statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended on the Certification Date [and for the then elapsed portion of the fiscal year] and the related consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the Certification Date, together in each case with the corresponding figures in comparative form for the previous fiscal year, present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes.
4.    No Default. To my knowledge, no Default has occurred or is continuing as of the date of this certificate.

5.    Minimum Consolidated Net Worth (Section 6.05). 1
(a)    Consolidated Net Worth at Certification Date    $__________
(b)    Calculation of Compliance Level
(i)    Compliance level at preceding Certification Date
(from prior Compliance Certificate    $__________
(ii)    Increase in Consolidated Net Worth attributable
to the issuance of capital stock of the Borrower since
the preceding Certification Date    $__________
[(iii)    50% of Consolidated Net Income for the four
fiscal quarter period ended at the Certification Date]    [$__________]
Compliance Level at Certification Date ((i) plus (ii)
[plus (iii)])    $__________
[(c)    Calculation of Consolidated Net Income
Consolidated net income (from income statement)    $__________
[plus] [minus] Derivatives market value adjustment
    $__________
Consolidated Net Income    [$__________]
6.    Other Investments (Section 6.06(k))
(a)    Consolidated Net Worth at Certification Date    $___________
(b)    50% of Consolidated Net Worth at Certification Date    $___________
(c)    Investments made in reliance on Section 6.06(k)
at Certification Date    $___________
(d)    Line c must be Less Than or Equal to Line b
7.    Maximum Recourse Leverage Ratio (Section 6.09).
(a)    Calculation of Recourse Indebtedness
(I)    All Indebtedness (excluding any Project Finance
Subsidiary Indebtedness and deposit liabilities owed
by the Chartered Bank Subsidiary, but including
without duplication, obligations in connection
1 The Chartered Bank Subsidiary shall be excluded for all purposes of this calculation.

with repurchase agreements))                    $__________
(II)    Deductions from all Indebtedness
(i)    Indebtedness contractually nonrecourse    $__________
(ii)    Receivables Transaction Attributed
Indebtedness    $__________
(iii)    Total deductions    $__________
(III)    Recourse Indebtedness (I minus II(iii))    $__________
(b)    Calculation of Adjusted EBITDA2
(I)    Consolidated Net Income    $__________
(II)    Additions to the extent deducted in determining
Consolidated Net Income:
(i)    Corporate Debt Interest    $__________
(ii)    Expenses for taxes paid in cash
or accrued    $__________
(iii)    Depreciation and amortization    $__________
(iv)    unusual and non-recurring non-cash expenses,
charges and losses incurred other than in the
ordinary course of business    $__________
(v)    Non-cash expenses related to stock
based compensation    $__________
(vi)    Unrealized derivatives market value
adjustment (if negative)    $__________
(vii)    Unrealized foreign currency translation
adjustment (if negative)    $__________
(viii)    Proceeds (if any) realized on termination
of derivative instruments    $__________
(~~viii~~ix)    Total additions    $__________
2 The Chartered Bank Subsidiary shall be excluded for all purposes of this calculation.

(III)    Deductions from Consolidated Net Income
to the extent included therein:    $__________
(i)    Variable-rate floor income    $__________
(ii)    unusual and non-recurring income or gains    $__________
(iii)    Income tax credit and
refunds (not netted)    $__________
(iv)    Unrealized derivatives market
value adjustment (if positive)    $__________
(v)    Payments (if any) for termination
    of derivative instruments    $__________

(~~v~~vi)    Unrealized foreign currency translation
adjustment (if positive)    $__________
(~~vi~~vii)    Total deductions    $__________
(IV)    Adjusted EBITDA (I plus II(~~viii~~ix) minus III(~~vi~~vii))    $__________
(c)    Calculation of Ratio
8.    Non-FFELP Loans (Section 6.10)
(a)    Consolidated Net Worth at Certification Date    $___________
(b)    50% of Consolidated Net Worth at Certification Date    $___________

(c)    Aggregate amount of Non-FFELP Loans owned by the Borrower and its Consolidated Subsidiaries for which the obligor therefor shall have a FICO score of less than 700 (other than (i) any such Non- FFELP Loans owned as of the Effective Date and (ii) Non- FFELP Loans owned by the Chartered Bank Subsidiary in reliance upon Section 6.06(i) but including, for the avoidance of doubt, any Non- FFELP Loans owned by any Subsidiary party to a Warehouse Receivables Transaction), to exceed 50% of Consolidated Net Worth as of the Certification Date
$__________
(d) Line c must be Less Than or Equal to Line b

9.    Material Subsidiaries (Section 5.09). Set forth below is a list identifying each Domestic Subsidiary of the Borrower that has been acquired or organized or newly qualified as a Material Subsidiary since [the Effective Date][the most recent updated certification as to such matters], and the undersigned hereby certifies that each such new Material Subsidiary has signed the Guaranty via joinder and otherwise complied with Section 5.09 of the Credit Agreement on or prior to the date hereof.
_______________________
_______________________

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date set forth below.
_________________________
Name:
Title:
Dated: ___________________, 20__

EXHIBIT D
NOTE
[_______], 2021
Nelnet, Inc., a Nebraska corporation (the “Borrower”), promises to pay to the order of _____________________________ (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Maturity Date.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Third Amended and Restated Credit Agreement dated as of September 22, 2021 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.
NELNET, INC.
By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF NELNET, INC.
DATED [_______], 2021

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT E
LIST OF CLOSING DOCUMENTS
NELNET, INC.
CREDIT FACILITY
September 22, 2021
LIST OF CLOSING DOCUMENTS3
I. EFFECTIVE DATE CLOSING DOCUMENTS
A.    LOAN DOCUMENTS
1.    Third Amended and Restated Credit Agreement, dated as of September 22, 2021, among Nelnet, Inc. (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”), evidencing a revolving facility in an initial principal amount of up to $495,000,000.
SCHEDULES
Commitment Schedule
Pricing Schedule
Schedule 1.01A    Excluded Capital Lease Obligations
Schedule 1.01B    Guarantors
Schedule 3.06    Disclosed Matters
Schedule 6.01    Existing Indebtedness
Schedule 6.02    Existing Liens
Schedule 6.06    Existing Investments
3 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold italics shall be prepared and/or provided by the Borrower and/or their counsel.
E-1

EXHIBITS
Exhibit A    Form of Assignment and Assumption Agreement
Exhibit B    Form of Opinion of Counsel for Borrower
Exhibit C    Form of Compliance Certificate
Exhibit D    Form of Note
Exhibit E    List of Closing Documents
2.    Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to the Credit Agreement.
3.    Third Amended and Restated Guaranty executed by the Guarantors in favor of the Administrative Agent.
B.    CORPORATE DOCUMENTS
4.    Certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying (i) that there have been no changes in the charter document of the Borrower or such Guarantor, as applicable, as attached thereto and as certified as of a recent date by the Secretary of State of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-laws or other organizational document, as attached thereto, of the Borrower or such Guarantor, as applicable, as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of the Borrower or such Guarantor, as applicable, authorizing the execution, delivery and performance of each Loan Document to which it is a party, (iv) the Good Standing Certificate (or analogous documentation if applicable) for the Borrower or such Guarantor, as applicable, from the Secretary of State of the jurisdiction of its organization and (v) the names and true signatures of the incumbent officers of the Borrower or such Guarantor, as applicable, authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request an Advance under the Credit Agreement.
C.    OPINIONS
5.    Opinion of the Perry Law Firm, counsel for the Borrower.
6.    Opinion of the Perry Law Firm, counsel for the Guarantors.

D.    CLOSING CERTIFICATES AND MISCELLANEOUS
7.    Certificate of the chief financial officer of the Borrower certifying the following: on the Effective Date (1) no Default or Event of Default has occurred and is continuing, (2) the representations and warranties contained in Article III are true and correct in all material respects as of such date, (3) no Event of Fraud has occurred and is continuing, and (4) no material adverse change has occurred (x) in the business, Property, liabilities (actual and contingent), operations or condition (financial or
E-2

otherwise), or results of operations of the Borrower and its Material Subsidiaries taken as a whole, since December 31, 2020 or (y) in the facts and information regarding such entities as represented by such entities to date.

ANNEX II
CONSENT AND REAFFIRMATION
    Each of the undersigned hereby acknowledges receipt of a copy of that certain Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of June 22, 2023 (the “Amendment”) by and among Nelnet, Inc. (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, in its individual capacity as a Lender and in its capacity as the administrative agent (the “Agent”), which amends that certain Third Amended and Restated Credit Agreement, dated as of September 22, 2021 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among the Borrower, the Lenders and the Agent. Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Amendment or, if not defined therein, in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned (i) consents to the Amendment, (ii) reaffirms its obligations under the Guaranty and each and every other Loan Document to which it is a party and (iii) acknowledges and agrees that each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. This Reaffirmation is not intended to and shall not constitute a novation of the Credit Agreement, the other Loan Documents or the obligations created thereunder.
    All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as each of the same may from time to time hereafter be amended, modified or restated.

Dated: June 22, 2023

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

GUARANTORS:

NATIONAL EDUCATION LOAN NETWORK, INC.

By:__________________________
Name:
Title:

NELNET BUSINESS SOLUTIONS, INC.

By:__________________________
Name:
Title:

NELNET DIVERSIFIED SOLUTIONS, LLC

By:__________________________
Name:
Title:

FACTS AND EDUCATION SOLUTIONS, LLC

By:__________________________
Name:
Title:

NELNET REAL ESTATE VENTURES, LLC

By:__________________________
Name:
Title:
Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Third Amended and Restated Credit Agreement

HIGHERSCHOOL PUBLISHING COMPANY

By:__________________________
Name:
Title:

NGWEB SOLUTIONS, LLC

By:__________________________
Name:
Title:

NELNET SOLAR, LLC

By:__________________________
Name:
Title:

GRNE-NELNET, LLC

By:__________________________
Name:
Title:

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Third Amended and Restated Credit Agreement